EXHIBIT 10.1

ENERGY FOCUS, INC.
2008 STOCK INCENTIVE PLAN

RESTRICTED STOCK NOTICE OF GRANT AND AGREEMENT

Energy Focus, Inc. (the “Company”) has granted to you the following restricted shares of its Common Stock (“Restricted Shares”) under its 2008 Stock Incentive Plan (the “Plan”):

Name of Recipient:	[name of recipient]

Total Number of Shares Granted:	[total number of shares]

Grant Date:	May 29, 2009

Closing Price of a Share of Common Stock on the Nasdaq Global Market on Grant Date:	$[_._ _]

Par Value of a Share of Common Stock:	$0.0001

By your signature and the signature of the Company’s officer below, you and the Company agree that the Restricted Shares are granted under and governed by the terms and conditions of the Plan, the above Notice, and the attached Agreement, all of which are made a part of this document.

RECIPIENT:	ENERGY FOCUS, INC.

By:
Recipient’s Signature	Name:
Title:
Recipient’s Printed Name

ENERGY FOCUS, INC.
2008 STOCK INCENTIVE PLAN

RESTRICTED SHARES AGREEMENT

RESTRICTIONS
You shall forfeit any and all rights in the Restricted Shares if you shall cease to provide Service to the Company as an employee, director, or consultant of the Company prior to the closing of the first “trading window” after December 31, 2009 during which you do not posses material inside information relating to the Company, other than cessation of Service as result (i) of your death or (ii) of your  “Total and Permanent Disability”, or (iii) within three (3) months after a “Change in Control” of the Company. Should you cease to provide Service to the Company as an employee, director, or consultant as a result of your death or of your Total and Permanent Disability, or within three (3) months after a Change in Control of the Company, this restriction shall lapse and the Shares shall not be forfeited. The terms “Service”, “Total and Permanent Disability”, and “Change in Control” shall have the definitions given to them in the Plan. The term “trading window” shall mean “the first 20 calendar days after the second business day following public disclosure of the Company’s quarterly or annual financial results”, as discussed in the Section entitled “Trading in Company’s Securities” in the Company’s Personnel Policy effective September 6, 2007. Before this restriction lapses by it terms, or by your earlier death or Total and Permanent Disability, or by your leaving the Service of the Company within three (3) months after a Change in Control of the Company, you shall not transfer or seek to transfer any interest in the Restricted Shares. Any such attempt to transfer the Shares shall be without effect and null and void. The certificate(s) for the Restricted Shares shall bear the following restrictive legend: “The Shares evidenced by this certificate are covered by forfeiture provisions and a restriction on transfer set forth in an agreement between the Company and the owner of the Shares. A copy of that agreement may be obtained from the Company upon a showing of good cause in the discretion of the Company.”

LEAVES OF ABSENCE
For purposes of this Agreement, your Service does not terminate when you go on a military leave, a sick leave, or another bona fide leave of absence, if the leave is approved by the Company in writing and if continued crediting of Service is required by the terms of the leave or by applicable law.  But your Service terminates when the approved leave ends, unless you immediately return to active work.

NOTICE OF LAPSE
When the above restrictions lapse, you or your executor or representative must notify the Company by submitting a written statement to that effect to the Human Resources Department of the Company.  The notice is effective when it is received by the Company.

FORM OF PAYMENT
Section 6(b) of the Plan requires you to furnish consideration to the Company with a value of not less than the par value of the Shares received at the rate of $0.0001 per Share in the form of cash, cash equivalents, or past services rendered to the Company. At the time that the above restrictions lapse, you shall be deemed to have provided to the Company consideration for the Shares in the above amount through the rendering of past services to the Company.

WITHHOLDING TAXES	When the above restrictions lapse, you or yourexecutor or representative must make arrangementsacceptable to the Company to pay any withholdingtaxes that may be due as a result of the lapse of the restrictions. These arrangements may include the delivery of shares of Company stock to the Company.

RESTRICTIONS ON RESALE	By signing this Agreement, you agree not to sell RESALEany of the Restricted Shares at a time whenapplicable laws, Company policies, or an agreementbetween the Company and its underwriters prohibita sale. This restriction will apply as long as you are an employee, director, or consultant of the Company or a subsidiary of the Company.

RETENTION RIGHTS
Neither the Restricted Shares nor this Agreement gives you the right to be retained by the Company or a subsidiary of the Company in any capacity.  The Company and its subsidiaries reserve the right to terminate your Service at any time, with or without cause.

SHAREHOLDER RIGHTS	As a holder of Restricted Shares awarded under the Plan, you have the same voting, dividend, and other rights as the Company’s other shareholders.

ADJUSTMENTS	In the event of a stock split, a stock dividend, or a similar change in Company stock, the number of your Restricted Shares covered by this Agreement may be adjusted pursuant to the Plan.

APPLICABLE LAW	This Agreement shall be interpreted and enforced under the laws of the State of Delaware, without regard to its choice-of-law provisions.

THE PLAN AND OTHER AGREEMENTS	The text of the Plan is incorporated in this AGREEMENTSAgreement by reference. All capitalized terms inthis Agreement shall have the meanings assigned tothem in the Plan. This Agreement and the Plan constitute the entire understanding between you and the Company. Any prior agreements, commitments or negotiations concerning the Restricted Shares are superseded. This Agreement may be amended only by another written agreement, signed by the Company and by you.

BY SIGNING THE COVER SHEET OF THIS AGREEMENT,
YOU AGREE TO ALL OF THE TERMS AND CONDITIONS
DESCRIBED ABOVE AND IN THE PLAN.